UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest reported)  September 24, 2002
                                                    -------------------

                                Unitrend, Inc.
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            (Exact name of registrant as specified in its charter)

              Nevada             001-15777          34-341904923
          --------------      --------------       --------------
         (State or other       (Commission         (IRS Employer
         jurisdiction of       File Number)      Identification No.)
          incorporation


          4665 W. Bancroft St., Toledo, Ohio                  43615
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        (Address of principal executive offices)            (Zip Code)


       Registrant's telephone number, including area code  419-536-2090
                                                           ------------

                                      N/A
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         (Former name or former address, if changed since last report)





ITEM 5. OTHER EVENTS.

On September 20, 2002, Unitrend, Inc. entered into a contract with New Product Innovations, Inc. (NPI) to provide turnkey manufacturing of its product line. NPI is a joint venture between General Electric (GE) and Fitch Inc. NPI along with Fitch will complete product development, obtain agency approvals (UL, FCC, CE, CI, etc.), engage in product positioning, and manufacturing development. Upon completion of the manufacturing development process, NPI will utilize General Electric's "Global Network" to produce Unitrend's products and deliver complete units ready for sale and shipment. Soft tool beta production should begin in the second quarter of 2003 with full production to follow in the third quarter of 2003. The contract will allow Unitrend to focus on its core compentencies and operate at maximum efficiency. By contracting NPI and utilizing their GE global network for its "out-source manufacturing", Unitrend takes advantage of existing infrastructures and excess production capacities that are already staffed by pre-trained personnel. By selecting companies whose histories of success span decades, Unitrend takes even greater advantage of their experience and knowledge to hone our own skills as entrepreneurs.

The above mentioned contract allows Unitrend to implement major changes in its previous announced plans. Previously, the Company outlined a plan to produce its own products by its subsidiary, Osborne Manufacturing, Inc., in Wauseon, Ohio. The contract entered into with NPI makes Unitrend's plan to manufacture obsolete. As a direct result, management believes Unitrend can save time and money by dissolving its subsidiary and ceasing operations at its production facility by shifting all production to NPI. The decision to shut down manufacturing operations will become effective on September 30, 2002.




    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      UNITREND, INC.

Dated: September 24, 2002       By:   /S/  CONRAD A.H. JELINGER
                                      --------------------------------------
                                      Conrad A.H. Jelinger
                                      Chief Executive Officer, Interim Chief
                                      Financial Officer and President

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